UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on July 13, 2016.  At that meeting, shareholders voted on three proposals presented in the Company's Proxy Statement dated June 1, 2016 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of ten nominees to the Board of Directors

	For		Withheld
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Lawrence J. Blanford	354,610,905	99.1%	3,228,059	0.9%	6,819,352
William P. Crawford	355,745,515	99.4%	2,093,449	0.6%	6,819,352
Connie K. Duckworth	354,948,613	99.2%	2,890,351	0.8%	6,819,352
David W. Joos	355,406,825	99.3%	2,432,139	0.7%	6,819,352
James P. Keane	356,036,527	99.5%	1,802,437	0.5%	6,819,352
Robert C. Pew III	355,817,316	99.4%	2,021,648	0.6%	6,819,352
Cathy D. Ross	355,244,959	99.3%	2,594,005	0.7%	6,819,352
Peter M. Wege II	354,201,922	99.0%	3,637,042	1.0%	6,819,352
P. Craig Welch, Jr.	354,274,398	99.0%	3,564,566	1.0%	6,819,352
Kate P. Wolters	355,774,099	99.4%	2,064,865	0.6%	6,819,352

There were no votes cast against or abstentions with respect to any nominee named above.

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
352,129,725	98.4%	1,663,309	0.5%	4,045,930	1.1%	6,819,352

·	Proposal 3: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
355,065,743	97.4%	2,486,052	0.7%	7,106,521	1.9%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President and Chief Financial Officer (Duly Authorized Officer)
Date: July 15, 2016